EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter's, Inc. Reports Third Quarter Fiscal 2014 Results

•	Net Sales $799 Million, Up 5%

•	Total U.S. Direct-to-Consumer Sales: Carter's +12%, OshKosh +12%

•	EPS $1.23, Up 27%; Adjusted EPS $1.27, Up 14%

ATLANTA, October 23, 2014 -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its third quarter fiscal 2014 results.

“We’ve achieved our sales and earnings objectives in the third quarter. Our growth was driven by our U.S. direct-to-consumer and international businesses,” said Michael D. Casey, Chairman and Chief Executive Officer. “We’re expecting good growth in sales and earnings in the balance of the year driven by the strength of our product offerings and compelling value provided by our Carter’s and OshKosh B’gosh brands.”

Third Quarter of Fiscal 2014 compared to Third Quarter of Fiscal 2013
Consolidated net sales increased $38.8 million, or 5.1%, to $798.9 million.  Net domestic sales of the Company’s Carter’s brands increased $21.6 million, or 3.8%, to $591.2 million.  Net domestic sales of the Company’s OshKosh B’gosh brand increased $10.1 million, or 9.4%, to $116.5 million.  Net international sales increased $7.1 million, or 8.5%, to $91.2 million. Changes in foreign currency exchange rates in the third quarter of fiscal 2014 as compared to the third quarter of fiscal 2013 negatively impacted consolidated net sales in the third quarter of fiscal 2014 by $2.9 million. On a constant currency basis, consolidated net sales increased 5.5% in the third quarter.

Operating income in the third quarter of fiscal 2014 increased $19.4 million, or 21.3%, to $110.5 million, compared to $91.1 million in the third quarter of fiscal 2013.

Third quarter fiscal 2014 operating income includes expenses totaling $3.0 million related to the following: the amortization of acquired tradenames; the revaluation of the Bonnie Togs contingent consideration; and the Hogansville, Georgia distribution center closure. Third quarter fiscal 2013 operating income included expenses totaling $13.1 million related to the following: the amortization of acquired tradenames; the corporate office consolidation; the revaluation of the Bonnie Togs contingent consideration; and the Hogansville distribution center closure.

Excluding the expenses noted above in both periods, adjusted operating income in the third quarter of fiscal 2014 increased $9.3 million, or 8.9%, to $113.4 million, compared to $104.2 million in the third quarter of fiscal 2013. The increase in adjusted operating income reflects growth in sales and expense leverage that were partially offset by higher product costs.

Net income in the third quarter of fiscal 2014 increased $9.3 million, or 16.5%, to $65.9 million, or $1.23 per diluted share, compared to $56.6 million, or $0.97 per diluted share, in the third quarter of fiscal 2013.  Excluding the expenses noted above in both periods, adjusted net income in the third quarter of fiscal 2014 increased $2.9 million, or 4.5%, to $67.9 million, compared to $65.0 million in the third quarter of fiscal 2013. Adjusted earnings per diluted share in the third quarter of fiscal 2014 increased 13.6% to $1.27, compared to $1.12 in the third quarter of fiscal 2013.

Business Segment Results
(Third Quarter of Fiscal 2014 compared to Third Quarter of Fiscal 2013)

Carter’s Segments
Carter’s retail segment sales increased $30.4 million, or 12.1%, to $281.5 million. The increase was driven by incremental sales of $23.9 million generated by new retail store openings and an eCommerce sales increase of $12.0 million. This growth was partially offset by a $4.2 million decrease in comparable retail stores sales and $1.3 million in lower sales due to retail store closings. Carter's direct-to-consumer comparable sales increased 3.1%, comprised of eCommerce comparable sales growth of 28.0% and a comparable retail stores sales decline of 2.0%.

In the third quarter of fiscal 2014, the Company opened 17 Carter’s retail stores in the United States and closed one.  The Company operated 525 Carter’s retail stores in the United States as of September 27, 2014.

Carter’s wholesale segment sales decreased $8.8 million, or 2.8%, to $309.8 million, principally driven by a decline in shipments to a single customer.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $9.5 million, or 11.6%, to $91.4 million. The increase was driven by incremental sales of $7.2 million generated by new store openings, an eCommerce sales increase of $3.5 million, and a comparable retail stores sales increase of $0.1 million. This growth was partially offset by $1.3 million in lower sales due to retail store closings. OshKosh direct-to-consumer comparable sales increased 4.6%, comprised of eCommerce comparable sales growth of 32.1% and a comparable retail stores sales increase of 0.2%.

In the third quarter of fiscal 2014, the Company opened ten OshKosh retail stores in the United States and closed two. The Company operated 195 OshKosh retail stores in the United States as of September 27, 2014.

OshKosh wholesale segment sales increased $0.5 million, or 2.1%, to $25.1 million.

International Segment
International segment sales increased $7.1 million, or 8.5%, to $91.2 million, reflecting growth in the Company's wholesale, eCommerce, and Canadian retail store businesses. Changes in foreign currency exchange rates in the third quarter of fiscal 2014 as compared to the third quarter of fiscal 2013 negatively impacted international segment net sales in the third quarter of fiscal 2014 by $2.9 million. On a constant currency basis, international segment net sales increased 11.9%. The Company's former retail operations in Japan, which the Company substantially exited in the first quarter of fiscal 2014, contributed $3.9 million to segment sales in the third quarter of fiscal 2013.

Canadian comparable retail stores sales declined 2.2%, reflecting growth in combined sales of Carter's and OshKosh B'gosh branded products that was more than offset by the discontinuation of Bonnie Togs legacy private label brands in fiscal 2014. In the third quarter of fiscal 2014, the Company opened five retail stores in Canada. The Company operated 115 retail stores in Canada as of September 27, 2014.

First Three Quarters of Fiscal 2014 compared to First Three Quarters of Fiscal 2013
Consolidated net sales increased $155.6 million, or 8.3% to $2.0 billion.  Net domestic sales of the Company’s Carter’s brands increased $104.6 million, or 7.4%, to $1.5 billion.  Net domestic sales of the Company’s OshKosh B’gosh brand increased $27.1 million, or 10.9%, to $274.8 million.  Net international sales increased $23.9 million, or 12.0%, to $222.9 million. Changes in foreign currency exchange rates in the first three quarters of fiscal 2014 as compared to the first three quarters of fiscal 2013 negatively impacted consolidated net sales in the first three quarters of fiscal 2014 by $9.7 million. On a constant currency basis, consolidated net sales increased 8.8% in the first three quarters of fiscal 2014.

Operating income in the first three quarters of fiscal 2014 increased $28.6 million, or 15.0%, to $219.3 million, compared to $190.8 million in the first three quarters of fiscal 2013.

Operating income in the first three quarters of fiscal 2014 includes net expenses totaling $23.0 million related to the following: the amortization of acquired tradenames; the office consolidation; the revaluation of the Bonnie Togs contingent consideration; the Hogansville distribution center closure; and the exit of retail operations in Japan. Operating income in the first three quarters of fiscal 2013 included expenses totaling $34.7 million related to the following: the office consolidation; the amortization of acquired tradenames; the revaluation of the Bonnie Togs contingent consideration; and the Hogansville distribution center closure.

Excluding the net expenses noted above in both periods, adjusted operating income in the first three quarters of fiscal 2014 increased $16.9 million, or 7.5%, to $242.4 million, compared to $225.4 million in the first three quarters of fiscal 2013. The increase in adjusted operating income reflects growth in sales and expense leverage that were partially offset by higher product costs.

Net income in the first three quarters of fiscal 2014 increased $8.4 million, or 7.2%, to $126.1 million, or $2.34 per diluted share, compared to $117.7 million, or $1.98 per diluted share, in the first three quarters of fiscal 2013.  Excluding the net expenses noted above in both periods, adjusted net income in the first three quarters of fiscal 2014 increased $0.5 million, or 0.4%, to $140.9 million, compared to $140.4 million in the first three quarters of fiscal 2013. Adjusted earnings per diluted share in the first three quarters of fiscal 2014 increased 10.4% to $2.61, compared to $2.36 in the first three quarters of fiscal 2013.

Cash flow from operations in the first three quarters of fiscal 2014 was $24.9 million compared to $63.5 million in the first three quarters of fiscal 2013.  The decrease reflects increased working capital requirements, principally due to business growth, higher product costs, and improved timing of payments.

Business Segment Results
(First Three Quarters of Fiscal 2014 compared to First Three Quarters of Fiscal 2013)

Carter’s Segments
Carter’s retail segment sales increased $86.6 million, or 13.2%, to $745.5 million. The increase was driven by incremental sales of $63.4 million generated by new retail store openings and an eCommerce sales increase of $32.4 million. This growth was partially offset by a $7.4 million decrease in comparable retail stores sales and $1.8 million in lower sales due to retail store closings. Carter's direct-to-consumer comparable sales increased 3.8%, comprised of eCommerce comparable sales growth of 30.4% and a comparable retail stores sales decline of 1.4%. In the first three fiscal quarters of fiscal 2014, the Company opened 53 Carter's retail stores and closed four stores.

Carter’s wholesale segment sales increased $17.9 million, or 2.3%, to $781.5 million.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $28.8 million, or 14.9%, to 222.5 million. The increase was driven by incremental sales of $17.0 million generated by new store openings, an eCommerce sales increase of $9.4 million, and a comparable retail stores sales increase of $4.9 million. This growth was partially offset by $2.5 million in lower sales due to retail store closings. OshKosh direct-to-consumer comparable sales increased 7.5%, comprised of eCommerce comparable sales growth of 34.9% and a comparable retail stores sales increase of 3.0%. In the first three fiscal quarters of fiscal 2014, the Company opened 20 OshKosh retail stores and closed six stores.

OshKosh wholesale segment sales decreased $1.7 million, or 3.2%, to 52.3 million.

International Segment
International segment sales increased $23.9 million, or 12.0%, to $222.9 million, reflecting growth in the Company's wholesale, Canadian retail store, and eCommerce businesses. Changes in foreign currency exchange rates in the first three quarters of fiscal 2014 as compared to the first three quarters of fiscal

2013 negatively impacted international segment net sales in the first three quarters of fiscal 2014 by $9.7 million. On a constant currency basis, international segment net sales increased 16.9%. The Company's former retail operations in Japan contributed $4.4 million in net sales in the first three quarters of fiscal 2014, compared to $12.1 million in the first three quarters of fiscal 2013.

Canadian comparable retail store sales declined 2.8%, reflecting growth in combined sales of Carter's and OshKosh B'gosh branded products that was more than offset by the discontinuation of Bonnie Togs legacy private label brands in fiscal 2014. In the first three fiscal quarters of fiscal 2014, the Company opened 14 retail stores in Canada and closed one store.

Dividends
During the third quarter of fiscal 2014, the Company paid a cash dividend of $0.19 per share totaling $10.1 million. During the first three quarters of fiscal 2014, the Company paid cash dividends totaling $30.5 million. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company's future financial performance and other considerations.

Share Repurchase Activity
During the third quarter of fiscal 2014, the Company repurchased and retired 367,948 shares of its common stock for $26.7 million at an average price of $72.54 per share in open market transactions. During the first three quarters of fiscal 2014, the Company repurchased and retired 867,099 shares for $62.8 million at an average price of $72.39 per share in open market transactions. Year-to-date through October 22, 2014, the Company repurchased and retired a total of 935,399 shares for $68.1 million at an average price of $72.84 per share in the open market.

As of October 22, 2014, the total remaining capacity under the Company's previously-announced repurchase authorizations was $199 million.

2014 Business Outlook
In the fourth quarter of fiscal 2014, the Company projects net sales to increase approximately 10% to 12% over the fourth quarter of fiscal 2013 and adjusted diluted earnings per share to increase approximately 20% to 25% compared to adjusted diluted earnings per share of $1.02 in the fourth quarter of fiscal 2013. This forecast for fourth quarter fiscal 2014 adjusted earnings per share excludes the following anticipated expenses: approximately $2 million related to the amortization of the acquired tradenames and approximately $0.4 million related to the revaluation of the Bonnie Togs contingent consideration.

In fiscal 2014, the Company projects net sales to increase approximately 8% to 10% over fiscal 2013 and adjusted diluted earnings per share to increase approximately 14% to 16% compared to adjusted diluted earnings per share of $3.37 in fiscal 2013. This forecast for fiscal 2014 adjusted earnings per share excludes the following anticipated expenses: approximately $16 million related to the amortization of the acquired tradenames; approximately $7 million related to the corporate office consolidation; approximately $1 million related to the revaluation of the Bonnie Togs contingent consideration; approximately $1 million related to the Hogansville distribution center closure; and approximately $1 million related to net exit costs associated with retail operations in Japan.

Conference Call
The Company will hold a conference call with investors to discuss third quarter fiscal 2014 results and its business outlook on October 23, 2014 at 8:30 a.m. Eastern Time. To participate in the call, please dial 913-312-1443. To listen to a live broadcast of the call on the internet, please log on to www.carters.com and select the “Third Quarter 2014 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same "Investor Relations" tab by selecting the “Webcasts & Presentations” link under the “News & Events” tab. A replay of the call will be available shortly after the broadcast through November 1, 2014, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 2113570. The replay will also be archived on the Company's website.

About Carter's, Inc.
Carter's, Inc. is the largest branded marketer in the United States of apparel and related products exclusively for babies and young children. The Company owns the Carter's and OshKosh B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 800 Company-operated stores in the United States and Canada and on-line at www.carters.com and www.oshkoshbgosh.com. The Company's Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter's is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated financial results for the fourth quarter of fiscal 2014 and fiscal year 2014, or any other future period, assessment of the Company's performance and financial position, and drivers of the Company's sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include the risks of: losing one or more major customers or vendors or financial difficulties for one or more of our major customers or vendors; the Company's products not being accepted in the marketplace; changes in consumer preference and fashion trends; negative publicity; the Company failing to protect its intellectual property; the breach of the Company's consumer databases, systems or processes; incurring costs in connection with cooperating with regulatory investigations and proceedings; increased leverage, not being able to repay its indebtedness and being subject to restrictions on operations by the Company's debt agreements; increased pressure on margins; increased production costs; deflationary pricing pressures; decreases in the overall level of consumer spending; disruptions resulting from the Company's dependence on foreign supply sources; the Company's foreign supply sources not meeting the Company's quality standards or regulatory requirements; disruptions in the Company's supply chain, including distribution centers or in-sourcing capabilities or otherwise, and the risk of slow-downs, disruptions or strikes in the event that a new agreement between the port through which we source substantially all of our products and International Longshore and Warehouse Union is not reached in a timely manner; the loss of the Company's principal product sourcing agent; increased competition in the baby and young children's apparel market; the Company being unable to identify new retail store locations or negotiate appropriate lease terms for the retail stores; the Company not adequately forecasting demand, which could, among other things, create significant levels of excess inventory; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company's intangible assets; not attracting and retaining key individuals within the organization; failure to properly manage strategic projects; failure to implement needed upgrades to the Company's information technology systems; disruptions resulting from the Company's transition of distribution functions to its new Braselton facility and not achieving planned efficiencies; being unsuccessful in expanding into international markets and failing to successfully manage legal, regulatory, political and economic risks of international operations, including maintaining compliance with worldwide anti-bribery laws; incurring substantial costs as a result of various claims or pending or threatened lawsuits; and the failure to declare future quarterly dividends. Many of these risks are further described in the most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings "Risk Factors" and "Forward-Looking Statements." The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Fiscal quarter ended		Three fiscal quarters ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales	$798,936	$760,173	$2,024,645	$1,869,056
Cost of goods sold	477,730	450,524	1,196,237	1,096,100
Gross profit	321,206	309,649	828,408	772,956
Selling, general, and administrative expenses	221,939	229,264	638,349	609,639
Royalty income	(11,190)	(10,691)	(29,276)	(27,440)
Operating income	110,457	91,076	219,335	190,757
Interest expense	6,843	4,133	20,623	6,681
Interest income	(45)	(138)	(317)	(523)
Other expense (income), net	1,311	(55)	1,718	1,049
Income before income taxes	102,348	87,136	197,311	183,550
Provision for income taxes	36,462	30,565	71,232	65,891
Net income	$65,886	$56,571	$126,079	$117,659

Basic net income per common share	$1.24	$0.98	$2.36	$2.00
Diluted net income per common share	$1.23	$0.97	$2.34	$1.98
Dividend declared and paid per common share	$0.19	$0.16	$0.57	$0.32

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal quarter ended				Three fiscal quarters ended
	September 27, 2014	% of Total	September 28, 2013	% of Total	September 27, 2014	% of Total	September 28, 2013	% of Total
Net sales:
Carter’s Wholesale	$309,772	38.8%	$318,607	41.9%	$781,460	38.6%	$763,518	40.9%
Carter’s Retail (a)	281,455	35.2%	251,028	33.0%	745,473	36.8%	658,827	35.2%
Total Carter’s	591,227	74.0%	569,635	74.9%	1,526,933	75.4%	1,422,345	76.1%
OshKosh Retail (a)	91,427	11.4%	81,894	10.8%	222,500	11.0%	193,662	10.4%
OshKosh Wholesale	25,107	3.1%	24,583	3.2%	52,342	2.6%	54,070	2.9%
Total OshKosh	116,534	14.5%	106,477	14.0%	274,842	13.6%	247,732	13.4%
International (b)	91,175	11.5%	84,061	11.1%	222,870	11.0%	198,979	10.5%
Total net sales	$798,936	100.0%	$760,173	100.0%	$2,024,645	100.0%	$1,869,056	100.0%

Operating income:		% of segment net sales		% of segment net sales		% of segment net sales		% of segment net sales
Carter’s Wholesale	$55,762	18.0%	$56,703	17.8%	$133,489	17.1%	$138,186	18.1%
Carter’s Retail (a)	54,501	19.4%	47,601	19.0%	137,659	18.5%	120,641	18.3%
Total Carter’s	110,263	18.6%	104,304	18.3%	271,148	17.8%	258,827	18.2%
OshKosh Retail (a)	5,300	5.8%	5,649	6.9%	(883)	(0.4)%	(5,520)	(2.9)%
OshKosh Wholesale	2,240	8.9%	4,445	18.1%	5,125	9.8%	7,929	14.7%
Total OshKosh	7,540	6.5%	10,094	9.5%	4,242	1.5%	2,409	1.0%
International (b) (c)	15,896	17.4%	15,129	18.0%	27,039	12.1%	27,478	13.8%
Total segment operating income	133,699	16.7%	129,527	17.0%	302,429	14.9%	288,714	15.4%
Corporate expenses (d) (e)	(23,242)	(2.9)%	(38,451)	(5.1)%	(83,094)	(4.1)%	(97,957)	(5.2)%
Total operating income	$110,457	13.8%	$91,076	12.0%	$219,335	10.8%	$190,757	10.2%

(a)	Includes eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)	Includes the following charges:

	Fiscal quarter ended		Three fiscal quarters ended
(dollars in millions)	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revaluation of contingent consideration	$0.4	$0.5	$0.9	$2.3
Exit from Japan retail operations	$—	$—	$0.5	$—

(d)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e)	Includes the following charges:

	Fiscal quarter ended		Three fiscal quarters ended
(dollars in millions)	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Closure of distribution facility in Hogansville, GA (1)	$0.2	$0.4	$0.9	$1.0
Office consolidation costs	$—	$5.9	$6.6	$24.1
Amortization of H.W. Carter and Sons tradenames	$2.3	$6.3	$14.2	$7.3
(1) Continuing operating costs associated with the closure of the Company's distribution facility in Hogansville, Georgia.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	September 27, 2014	December 28, 2013	September 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$133,646	$286,546	$201,819
Accounts receivable, net	232,478	193,611	245,610
Finished goods inventories, net	519,416	417,754	440,446
Prepaid expenses and other current assets	31,258	35,157	22,872
Deferred income taxes	38,569	37,313	33,456
Total current assets	955,367	970,381	944,203
Property, plant, and equipment, net	332,875	307,885	256,225
Tradenames and other intangibles, net	316,046	330,258	336,596
Goodwill	184,196	186,077	188,006
Deferred debt issuance costs, net	7,043	8,088	7,961
Other assets	11,214	9,795	4,566
Total assets	$1,806,741	$1,812,484	$1,737,557

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$117,329	$164,010	$158,600
Other current liabilities	100,473	105,129	85,107
Total current liabilities	217,802	269,139	243,707

Long-term debt	586,000	586,000	586,000
Deferred income taxes	113,173	121,434	110,708
Other long-term liabilities	138,185	135,180	138,219
Total liabilities	1,055,160	1,111,753	1,078,634

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at September 27, 2014, December 28, 2013, and September 28, 2013	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 52,977,519, 54,541,879 and 54,542,594 shares issued and outstanding at September 27, 2014, December 28, 2013 and September 28, 2013, respectively	530	545	545
Additional paid-in capital	—	4,332	—
Accumulated other comprehensive loss	(13,627)	(10,082)	(13,531)
Retained earnings	764,678	705,936	671,909
Total stockholders' equity	751,581	700,731	658,923
Total liabilities and stockholders' equity	$1,806,741	$1,812,484	$1,737,557

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	Three fiscal quarters ended
	September 27, 2014	September 28, 2013
Cash flows from operating activities:
Net income	$126,079	$117,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,831	36,065
Amortization of H.W. Carter and Sons tradenames	14,157	7,271
Non-cash revaluation of contingent consideration	900	2,347
Amortization of debt issuance costs	1,144	677
Non-cash stock-based compensation expense	13,883	12,356
Income tax benefit from stock-based compensation	(4,356)	(10,775)
Loss on disposal of property, plant, and equipment	541	376
Deferred income taxes	(8,963)	(1,469)
Effect of changes in operating assets and liabilities:
Accounts receivable	(39,133)	(77,751)
Inventories	(104,143)	(91,953)
Prepaid expenses and other assets	2,373	(1,061)
Accounts payable and other liabilities	(20,386)	69,724
Net cash provided by operating activities	24,927	63,466

Cash flows from investing activities:
Capital expenditures	(83,634)	(129,628)
Acquisitions	—	(38,007)
Proceeds from sale of property, plant, and equipment	143	—
Net cash used in investing activities	(83,491)	(167,635)

Cash flows from financing activities:
Proceeds from senior notes	—	400,000
Payments of debt issuance costs	(145)	(6,487)
Repurchase of common stock	(62,769)	(454,133)
Payment of contingent consideration	(8,901)	(14,721)
Dividends paid	(30,453)	(18,988)
Income tax benefit from stock-based compensation	4,356	10,775
Withholdings from vesting of restricted stock	(4,472)	(4,991)
Proceeds from exercise of stock options	7,771	12,424
Net cash used in financing activities	(94,613)	(76,121)

Effect of exchange rate changes on cash	277	(127)
Net decrease in cash and cash equivalents	(152,900)	(180,417)
Cash and cash equivalents, beginning of period	286,546	382,236
Cash and cash equivalents, end of period	$133,646	$201,819

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended September 27, 2014
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$321.2	$221.9	$110.5	$65.9	$1.23
Amortization of tradenames (a)	—	(2.3)	2.3	1.5	0.03
Revaluation of contingent consideration (b)	—	(0.4)	0.4	0.4	0.01
Facility-related closures (c)	—	(0.2)	0.2	0.1	—
As adjusted (f)	$321.2	$219.0	$113.4	$67.9	$1.27

	Fiscal quarter ended September 28, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$309.6	$229.3	$91.1	$56.6	$0.97
Amortization of tradenames (a)	—	(6.3)	6.3	4.0	0.07
Office consolidation costs (d)	—	(5.9)	5.9	3.7	0.06
Revaluation of contingent consideration (b)	—	(0.5)	0.5	0.5	0.01
Facility-related closures (c)	—	(0.4)	0.4	0.3	—
As adjusted (f)	$309.6	$216.2	$104.2	$65.0	$1.12

	Three fiscal quarters ended September 27, 2014
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$828.4	$638.3	$219.3	$126.1	$2.34
Amortization of tradenames (a)	—	(14.2)	14.2	8.9	0.16
Office consolidation costs (d)	—	(6.6)	6.6	4.2	0.08
Revaluation of contingent consideration (b)	—	(0.9)	0.9	0.9	0.02
Facility-related closures (c)	—	(0.9)	0.9	0.6	0.01
Japan retail operations exit (e)	(1.0)	(1.5)	0.5	0.3	0.01
As adjusted (f)	$827.4	$614.3	$242.4	$140.9	$2.61

	Three fiscal quarters ended September 28, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$773.0	$609.6	$190.8	$117.7	$1.98
Office consolidation costs (d)	—	(24.1)	24.1	15.2	0.26
Amortization of tradenames (a)	—	(7.3)	7.3	4.6	0.08
Revaluation of contingent consideration (b)	—	(2.3)	2.3	2.3	0.04
Facility-related closures (c)	—	(1.0)	1.0	0.6	0.01
As adjusted (f)	$773.0	$575.0	$225.4	$140.4	$2.36

(a)	Amortization of acquired H.W. Carter and Sons tradenames.

(b)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(c)	Costs associated with the closure of the Company's distribution facility in Hogansville, Georgia.

(d)	Costs associated with office consolidation including severance, relocation, accelerated depreciation, and other charges.

(e)	Costs incurred to exit the Company's retail business in Japan. Results for three fiscal quarters ended September 27, 2014 also reflect a favorable recovery on inventory.

(f)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended December 28, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$322.4	$258.8	$73.4	$42.7	$0.78
Office consolidation costs (a)	—	(9.2)	9.2	5.8	0.11
Amortization of tradenames (b)	—	(6.3)	6.3	4.0	0.07
Japan retail operations exit (c)	1.1	(3.0)	4.1	2.6	0.05
Revaluation of contingent consideration (d)	—	(0.5)	0.5	0.5	0.01
Facility-related closures (e)	—	(0.9)	0.9	0.6	0.01
As adjusted (f)	$323.5	$238.9	$94.4	$56.2	$1.02

	Fiscal year ended December 28, 2013
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,095.4	$868.5	$264.2	$160.4	$2.75
Office consolidation costs (a)	—	(33.3)	33.3	21.0	0.36
Amortization of tradenames (b)	—	(13.6)	13.6	8.6	0.15
Revaluation of contingent consideration (d)	—	(2.8)	2.8	2.8	0.05
Japan retail operations exit (c)	1.1	(3.0)	4.1	2.6	0.04
Facility-related closures (e)	—	(1.9)	1.9	1.2	0.02
As adjusted (f)	$1,096.4	$813.9	$319.8	$196.5	$3.37

(a)	Costs associated with office consolidation including severance, relocation, accelerated depreciation, and other charges.

(b)	Amortization of acquired H.W. Carter and Sons tradenames.

(c)	Costs incurred to exit the Company's retail business in Japan.

(d)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(e)	Costs associated with the closure of the Company's distribution facility in Hogansville, Georgia.

(f)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal quarter ended		Three fiscal quarters ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	52,356,122	56,908,631	52,788,217	57,982,401
Dilutive effect of equity awards	470,842	531,514	476,893	614,045
Diluted number of common and common equivalent shares outstanding	52,826,964	57,440,145	53,265,110	58,596,446
As reported on a GAAP Basis:
Basic net income per common share:
Net income	$65,886	$56,571	$126,079	$117,659
Income allocated to participating securities	(887)	(759)	(1,706)	(1,566)
Net income available to common shareholders	$64,999	$55,812	$124,373	$116,093
Basic net income per common share	$1.24	$0.98	$2.36	$2.00
Diluted net income per common share:
Net income	$65,886	$56,571	$126,079	$117,659
Income allocated to participating securities	(880)	(753)	(1,695)	(1,553)
Net income available to common shareholders	$65,006	$55,818	$124,384	$116,106
Diluted net income per common share	$1.23	$0.97	$2.34	$1.98
As adjusted (a):
Basic net income per common share:
Net income	$67,933	$64,993	$140,919	$140,371
Income allocated to participating securities	(914)	(873)	(1,910)	(1,871)
Net income available to common shareholders	$67,019	$64,120	$139,009	$138,500
Basic net income per common share	$1.28	$1.13	$2.63	$2.39
Diluted net income per common share:
Net income	$67,933	$64,993	$140,919	$140,371
Income allocated to participating securities	(907)	(866)	(1,897)	(1,854)
Net income available to common shareholders	$67,026	$64,127	$139,022	$138,517
Diluted net income per common share	$1.27	$1.12	$2.61	$2.36

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $2.0 million and $14.8 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 27, 2014, respectively. The Company has excluded $8.4 million and $22.7 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 28, 2013, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of EBITDA and adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Three fiscal quarters ended		Four fiscal quarters ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013	September 27, 2014
(dollars in millions)
Net income	$65.9	$56.6	$126.1	$117.7	$168.8
Interest expense	6.8	4.1	20.6	6.7	27.4
Interest income	—	(0.1)	(0.3)	(0.5)	(0.5)
Tax expense	36.5	30.6	71.2	65.9	94.4
Depreciation and amortization	15.4	17.4	57.0	43.3	82.2
EBITDA	$124.6	$108.5	$274.6	$233.0	$372.3

Adjustments to EBITDA
Office consolidation costs (a)	$—	$5.3	$6.5	$20.9	$15.0
Revaluation of contingent consideration (b)	0.4	0.5	0.9	2.3	1.4
Facility-related closures (c)	0.2	0.3	0.9	0.5	1.5
Japan retail operations exit (d)	—	—	(0.3)	—	3.8
Adjusted EBITDA	$125.3	$114.6	$282.6	$256.9	$393.9

(a)
Costs associated with office consolidation including severance, relocation, and other charges. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(b)	Revaluation of the contingent consideration liability associated with the Company's 2011 acquisition of Bonnie Togs.

(c)
Costs associated with the closure of the Company's distribution facility in Hogansville, Georgia. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(d)
Costs incurred to exit the Company's retail business in Japan. First three fiscal quarters and four fiscal quarters ended September 27, 2014 also reflect a favorable recovery of inventory. These amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (a) - (d) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.